FIRST AMENDMENT TO LOAN AGREEMENT

This FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment"),  is effective as of March 8, 2019 and is entered into by and between CDOR KCI LOFT, LLC, a Delaware limited liability company ("CDOR KCI") and TRS KCI LOFT, LLC, a Delaware limited liability company ("TRS KCI", and together with CDOR KCI, individually a "Borrower" and collectively, the "Borrowers") and GREAT WESTERN BANK ("Bank").

PRELIMINARY STATEMENTS.  Borrowers and Bank entered into a Loan Agreement dated as of December 14, 2016 (said agreement as amended by any and all modifications or amendments thereto is hereinafter referred to as the "Loan Agreement"; the terms defined in the Loan Agreement are used herein as therein defined).  Borrowers and Bank have agreed to amend certain provisions of the Loan Agreement.

NOW, THEREFORE, Borrowers and Bank agree as follows:

SECTION 1.Amendment to Section 5.01 of the Loan Agreement.  Section 5.01(k) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(k)Debt Service Coverage Ratio.  Maintain (i) a Debt Service Coverage Ratio (pre-distribution) of not less than (A) 1.20 to 1.00 as of the end of the fiscal quarter ending June 30, 2019, (B) 1.25 to 1.00 as of the end of the fiscal quarters ending September 30, 2019 and December 31, 2019, and (C) 1.35 to 1.00 as of the end of fiscal quarter ending March 31, 2020 and each fiscal quarter thereafter and (ii) a Debt Service Coverage Ratio (post-distribution) of not less than 1.05 to 1.00 as the end of each fiscal quarter.

SECTION 2.Waiver of Debt Service Coverage Ratio.  Due to certain capital improvement projects being made by Borrowers to the Hotel, (a) Borrowers' room occupancy and revenues have  been lower than projected and (b) Borrower did not meet, or will not meet, the covenant in Section 5.01(k)(i) of the Loan Agreement (Debt Service Coverage Ratio (pre-distribution)) for the fiscal quarters ending on December 31, 2018 an March 31, 2019.  Bank hereby waives, on a limited one-time basis, the Borrowers’ compliance with Section 5.01(k)(i) of the Loan Agreement (Debt Service Coverage Ratio (pre-distribution)) for the fiscal quarters  ending on December 31, 2018 and March 31, 2019.  Bank agrees that the failure by Borrowers to comply with Section 5.01(k)(i) of the Loan Agreement during the fiscal quarters ending on December 31, 2018 and March 31, 2019 shall not constitute an Event of Default under the Loan Agreement. The foregoing waiver shall terminate and be of no further force or effect in the event any of the information given by Borrowers to Bank in connection with the request for waiver shall have been materially incorrect.

SECTION 3.Franchise Agreement.    Borrowers have notified Bank that they received a notice from the Franchisor, dated February 21, 2019, that that they are in default under the Franchise Agreement for failing to meet certain guest satisfaction standards (the "Franchisor Notice").  Borrowers have further notified Bank that the failure to meet the guest satisfaction standards relates to the on-going construction at the Hotel for the capital improvements described above. Section 5.01(o) of the Loan Agreement requires Borrowers to perform their obligations under the Franchise Agreement and to avoid defaults thereunder.  To the extent the Franchisor Notice could constitute a default under the Loan Agreement, Bank hereby waives, on a limited one-time basis, any default based on the Franchisor Notice.    Borrowers agree to take all actions required by Franchisor to promptly cure any deficiencies described in the Franchisor Notice. The foregoing

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waiver shall terminate and be of no further force or effect in the event any of the information given by Borrowers to Bank in connection with the request for waiver shall have been materially incorrect.

SECTION 4. Representations and Warranties of Borrowers.  Each Borrower represents and warrants as follows:

(a)Such Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)The execution, delivery and performance by such Borrower of this Amendment and the Loan Agreement, as amended hereby, are within such Borrower's powers, have been duly authorized by all necessary action and do not contravene such Borrower's Organization Documents, or any law or any contractual restriction binding on or affecting such Borrower, or result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(c)No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Borrower of this Amendment and the Loan Agreement, as amended hereby.

(d)This Amendment and the Loan Agreement, as amended hereby, constitute, legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

(e)There is no pending or threatened action or proceeding affecting such Borrower before any arbitrator or Governmental Authority, which may materially adversely affect the financial condition or operations of such Borrower.

(f)No Event of Default under the Loan Agreement has occurred and is continuing.

SECTION 5.Effectiveness.  This Amendment shall become effective when and only when Bank shall have received counterparts of this Amendment duly executed by Borrowers and a modification fee in the amount of $2,500.

SECTION 6.Reference to and Effect on the Loan Agreement.

(a)Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement to "this Agreement", "hereunder" "hereof", "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b)Except as specifically amended above, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement.

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SECTION 7.Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 8.Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws (without giving effect to the conflicts of laws principles thereof) of the State of Nebraska.

SECTION 9.Costs and Expenses.  Borrowers agree to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Bank with respect thereto and with respect to advising Bank as to its rights and responsibilities under this Amendment.

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[BORROWERS SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

CDOR KCI LOFT, LLC, a Delaware limited liability company

By:  /s/ Jonathan J. Gantt

Name: Jonathan J. Gantt

Its:  Vice President

TRS KCI LOFT, LLC, a Delaware limited liability company

By:  /s/ Jonathan J. Gantt

Name: Jonathan J. Gantt

Its:  Vice President

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[BANK SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AGREEMENT]

BANK:

GREAT WESTERN BANK, a South Dakota corporation

By:  /s/ Kraig Williams

Kraig Williams, SVP Commercial Real Estate

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